                                                                    Exhibit 23.1

                     [Consent of Feldman Sherb & Co., P.C.]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-4 (the "Registration Statement") of our report dated December 22, 1999 relating to the consolidated balance sheets of Vermont Pure Holdings, Ltd. and Subsidiaries as of October 30, 1999 and October 31, 1998 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended October 30, 1999, October 31, 1998 and October 25, 1997. We also consent to the reference to our firm under the caption "Experts" in the accompanying Prospectus.


                                             /s/ Feldman Sherb & Co., P.C.
                                             -----------------------------
                                             Certified Public Accountants


September 6, 2000
New York, New York